Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-46062) pertaining to the MBIA Inc. 401(k) Plan of our report dated June 23, 2011, with respect to the financial statements and supplemental schedule of the MBIA Inc. 401(k) Plan included in the Annual Report (Form 11-K) for the year ended December 31, 2010.

/s/ Salibello & Broder LLP

New York, NY

June 23, 2011

This consent is a copy of the previously issued consent. The predecessor firm is no longer in business and has not re-issued its consent.

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